         As filed with the Securities and Exchange Commission on May 12, 1997

                                                    Registration No. 33-62743

                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549



                                   AMENDMENT NO. 1

                                          TO

                                       FORM S-3

                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933



                                   THE TORO COMPANY
                (Exact name of registrant as specified in its charter)

                    Delaware                         41-0580470
         (State or other jurisdiction            (I.R.S. Employer
       of incorporation or organization)      Identification Number)

                              8111 Lyndale Avenue South
                             Bloomington, Minnesota 55420
                                    (612) 888-8801
                 (Address, including zip code, and telephone number,
          including area code, of registrant's principal executive offices)



                            J. Lawrence McIntyre, Esquire
                    Vice President, Secretary and General Counsel
                                   The Toro Company
                              8111 Lyndale Avenue South
                             Bloomington, Minnesota 55420
                                    (612) 888-8801
  (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                       Copy to:

                                    Helen P. Starr
                                   Attorney at Law
                                6010 33rd Street, N.W.
                             Washington, D.C. 20015-1606


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                                EXPLANATORY STATEMENT

    Pursuant to this Amendment No. 1 to its Registration Statement on Form S-3 (Registration No. 33-62743), The Toro Company ("Registrant") deregisters 69,900 shares of its Common Stock, par value $1.00 per share, previously registered in connection with The Summit Club II Stock Incentive Program (the "Program"), a sales incentive program for its Toro and Lawn-Boy lawn equipment product dealers. The shares being deregistered were not issued in connection with Registrant's incentive program which has terminated. 30,100 shares were issued to participants in the Program.




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                                        SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, The Toro Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomington and State of Minnesota on the 12th day of May, 1997.

                             THE TORO COMPANY
                             (Registrant)


                        By:  J. LAWRENCE MCINTYRE
                            ---------------------------------------------------
                             J. Lawrence McIntyre, Vice President,
                             Secretary and General Counsel


    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to its Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                         TITLE                         DATE


KENDRICK B. MELROSE          Chairman, Chief Executive              May 12, 1997
-------------------          Officer, President and Director
Kendrick B. Melrose          (Principal Executive Officer)


      *                      Vice President Finance                 May 12, 1997
-------------------          and Chief Financial Officer
Gerald T. Knight             (Principal Financial Officer)


      *                      Vice President and Controller          May 12, 1997
-------------------          (Principal Accounting Officer)
Randy B. James


      *                      Director                               May 12, 1997
-------------------
Janet K. Cooper


     *                       Director                               May 12, 1997
-------------------
Alex A. Meyer

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      *                      Director                               May 12, 1997
-------------------
Robert H. Nassau


      *                      Director                               May 12, 1997
-------------------
Dale R. Olseth


      *                      Director                               May 12, 1997
-------------------
Edwin H. Wingate



*   By   KENDRICK B. MELROSE
         -------------------
         Kendrick B. Melrose
         ATTORNEY-IN-FACT
         May 12, 1997



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